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                                                                Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    Form T-1
                             _______________________

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                      OF A CORPORATION DESIGNATED TO ACT AS
                                     TRUSTEE
                             _______________________

               Check if an application to determine eligibility of
                     a Trustee pursuant to Section 305(b)(2)

                                MELLON BANK, N.A.
                                (Name of Trustee)
          25-0659306                                       U.S.
(I.R.S. Employer Identification No.)         (Jurisdiction of incorporation)

                             One Mellon Bank Center
                            Pittsburgh, PA 15258-0001
                     (Address of Principal Executive Office)

                                Marvin Kierstead
                            Assistant Vice President
                                MELLON BANK, N.A.
                          701 Market Street - 5th Floor
                        Philadelphia, Pennsylvania 19106
                                 (215) 553-1752
            (Name, Address and Telephone Number of Agent for Service)
                             _______________________

                             VALLEY RESOURCES, INC.
                                (Name of Obligor)

                                  RHODE ISLAND
         (State or Other Jurisdiction of Incorporation or Organization)

                                   05-0384723
                      (I.R.S. Employer Identification No.)


                1595 Mendon Road, Cumberland, Rhode Island 02864
                    (Address of Principal Executive Offices)

                             _% Debentures due 2027
                         (Title of Indenture Securities)


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1. General information. Furnish the following information as to the trustee --

    (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency                        Washington, D.C.
             Federal Reserve Bank of Cleveland                  Cleveland, Ohio
             Federal Deposit Insurance Corporation              Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

    The obligor is not an affiliate of the trustee.

Items 3-15 are not applicable since the Obligor is not in default on securities issued under Indentures under which the applicant is trustee.

16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

       Exhibit 1         -   Copy of articles of association of the trustee as
                             now in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification,
                             Registration No. 33-46990, and incorporated herein by reference.

       Exhibit 2         -   Copy of certificate of the authority of the trustee
                             to commence business, copy of certificate of consolidation with the Union Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into
                             Mellon Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

       Exhibit 3         -   Copy of certificate as to authority of the trustee
                             to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No.
                             33-13020, and incorporated herein by reference.

       Exhibit 4         -   Copy of existing by-laws of the trustee, filed as
                             Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

       Exhibit 5         -   Copy of each indenture referred to in Item 4, if
                             the obligor is in default.  Not Applicable.

       Exhibit 6         -   Consent of the trustee required by Section 321(b)
                             of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification,
                             Registration No. 33-13020, and incorporated herein by reference.

       Exhibit 7         -   Copy of the latest report of condition of the
                             trustee transmitted electronically pursuant to law or the requirements of its supervising or examining authority.


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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Mellon Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, and Commonwealth of Pennsylvania, on the 15th day of July, 1997.



                                                    MELLON BANK, N.A.
                                                    TRUSTEE



                                                    By: ________________________
                                                            Marvin Kierstead
                                                        Assistant Vice President




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                                    EXHIBIT 7

                               REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                                MELLON BANK, N.A.
                               FOR MARCH 31, 1997

     In the Commonwealth of Pennsylvania, at the close of business on March 31, 1997; Transmitted electronically in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

    Charter No.  6301                                     Northeastern District

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (in thousands)

Assets
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin............................... $  2,720,649
     Interest-bearing balances........................................................      979,615
Securities:
     Held-to-maturity securities......................................................    2,140,459
     Available-for-sale securities....................................................    3,307,982
Federal funds sold and securities purchased under agreements to resell................      237,232
Loans and lease financing receivables:
     Loans and leases, net of unearned income...........................   $23,309,589
     LESS:  Allowance for loan and lease losses.........................       312,644
     Loans and leases, net of unearned income, allowance, and reserve.................   22,996,945
Trading assets .......................................................................      464,892
Premises and fixed assets (including capitalized leases)..............................      500,605
Other real estate owned...............................................................       46,749
Customers' liability to this bank on acceptances outstanding..........................      271,584
Intangible assets.....................................................................    1,665,337
Other assets..........................................................................    1,494,470

              Total Assets............................................................   36,826,519

Liabilities
Deposits:
     In domestic offices..............................................................   22,926,531
         Noninterest-bearing............................................     6,940,906
         Interest-bearing...............................................    15,985,625
     In foreign offices, Edge and Agreement subsidiaries, and IBFs....................    3,504,606
         Noninterest-bearing............................................        41,133
         Interest-bearing...............................................     3,463,473
Federal funds purchased and securities sold under agreements to repurchase............    2,608,878
Demand notes issued to the U.S. Treasury..............................................      722,847
Trading liabilities...................................................................      373,562
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     With remaining maturity of one year or less......................................    1,100,458
     With remaining maturity of more than one year....................................      164,548
Bank's liability on acceptances executed and outstanding..............................      271,584
Subordinated notes and debentures.....................................................      977,752
Other liabilities.....................................................................      822,613
              Total Liabilities.......................................................   33,473,379

Equity Capital

Common stock..........................................................................      167,285
Surplus (exclude all surplus related to preferred stock)..............................      903,801
Undivided profits and capital reserves................................................    2,324,743
Net unrealized holding gains (losses) on available-for-sale securities................      (35,704)
Cumulative foreign currency translation adjustments...................................     (  6,985)
              Total Equity Capital....................................................    3,353,140

              Total Liabilities, Limited-Life Preferred Stock, and Equity Capital.....   36,826,519




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     I, Michael K. Hughey, Senior Vice President and Corporate Controller of the
above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                              Michael K. Hughey
                                                                    May 8, 1997


     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                               Frank V. Cahouet
                                                                 W. Keith Smith
                                                               Charles A. Corry



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